                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ] Confidential, for Use of
                                                   the Commission Only (as
                                                   permitted by Rule
                                                   14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             The UniMark Group, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


         ---------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------

     (5) Total fee paid:

         ---------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ---------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------

     (3) Filing Party:

         ---------------------------------------------------------------

     (4) Date Filed:

         ---------------------------------------------------------------

                             THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226


                                 April 30, 1999


Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of The UniMark Group, Inc. (the "Company"), which will be held at the Omni Dallas Hotel Park West, 1590 LBJ Freeway, Dallas, Texas 75234, on July 6, 1999, at 10:00 a.m. (Dallas, Texas time). Information about the meeting is presented on the following pages.

         Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the meeting and vote in person, you will of course have that opportunity.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.


                                Sincerely,


                                /s/ SOREN BJORN
                                Soren Bjorn
                                President, Chief Executive Officer and Secretary

[Sunfresh(R) brand logo]

                             THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 1999

To the Shareholders:

     The annual meeting of the shareholders of The UniMark Group, Inc. (the" Company") will be held at the Omni Dallas Hotel Park West, 1590 LBJ Freeway, Dallas, Texas 75234, on July 6, 1999, at 10:00 a.m. (Dallas, Texas time) for the following purposes:

     1. The approval of the amendment to the Company's Articles of Incorporation which changes the Company's name to "Sunfresh, Inc.";

     2. To elect ten (10) directors to serve on the Company's Board of Directors;

     3. To consider and vote upon a proposal to approve the Company's 1999 Stock Option Plan;

     4. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

     5. To transact such other business as may properly come before the meeting.

     Only the shareholders of record at the close of business on May 7, 1999 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                /s/ SOREN BJORN
                                Soren Bjorn
                                President, Chief Executive Officer and Secretary

                   ------------------------------------------

                                    IMPORTANT

         Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF AN ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                   ------------------------------------------

                             THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JULY 6, 1999

         The enclosed proxy is solicited by and on behalf of the Board of Directors of The UniMark Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting"), which will be held at the Omni Dallas Hotel Park West, 1590 LBJ Freeway, Dallas, Texas 75234, on July 6, 1999, at 10:00 a.m. (Dallas, Texas time), and at any adjournments of such Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement. The persons named as Proxies are Soren Bjorn and Charles Horne, each of whom is presently an executive officer of the Company.

         This Proxy Statement and the related form of proxy are being mailed on or about June 5, 1999, to all shareholders of record on May 7, 1999. Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. As to the election of directors, a shareholder, may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. See "Proposal No. 2: Election of Directors" below. With respect to each of the other proposals, a shareholder may, by checking the appropriate box on the proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

         The cost of soliciting, preparing, assembling and mailing the proxy, this Proxy Statement, and other materials enclosed therewith, and all clerical and other expenses of proxy solicitation will be borne by the Company. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or in person. The Company also has employed Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $5,000. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding such materials.

         The information contained in the "Stock Option and Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                  VOTING RIGHTS

         The holders of record of the 13,938,326 shares of Common Stock outstanding on May 7, 1999, will be entitled to one vote for each share held on all matters coming before the Annual Meeting.

                                METHOD OF VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, the affirmative vote of a majority of the shares of Common Stock present is required with respect to Proposal No. 1, No.2, No. 3 and No.4. Once a quorum is present at a duly organized and convened meeting, shareholders may continue to conduct business notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present or represented at the Annual Meeting, the shareholders present at the meeting or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

         Abstentions may be specified on all proposals (other than the election of directors) and will be counted towards a quorum. With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect.

         Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for other "non-discretionary" items without specific instructions from the beneficial owners. If a broker has not received specific instructions with respect to shares held for beneficial owners, the votes to which those shares are entitled are deemed "broker non-votes." Such broker non-votes will be counted towards a quorum. Under applicable Texas law and in accordance with the Company's bylaws, broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposal No. 1, No. 2, No. 3 and No. 4.

                                  ANNUAL REPORT

         The annual report for the Company's fiscal year ended December 31, 1998, including its Form 10-K which contains the Company's audited financial statements, is being furnished with this Proxy Statement to shareholders of record as of May 7, 1999. The annual report does not constitute a part of the proxy solicitation materials.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                            DIRECTORS, AND MANAGEMENT

         The following table sets forth information regarding the number and percentage of the Company's Common Stock beneficially owned as of April 29, 1999 by each director and nominee, the Named Executive Officers, all the directors and executive officers as a group, and each person that owns more than 5% of any class of voting securities.

                                                                  AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP OF
                                                                   COMMON SHARES AS OF
      NAMES                                                          THE RECORD DATE        PERCENT OF CLASS (1)
      -----                                                          ---------------        --------------------
Executive Officers and Directors:

      Soren Bjorn (2)(12)...................................             31,800                        **

      Rafael Vaquero Bazan (3)(12)..........................            726,236                      5.21

      Eduardo Vaquero Bazan (3).............................            542,981                      3.90

      Fernando Camacho Casas (3)(4).........................            786,565                      5.64

      Jakes Jordaan (5).....................................             25,200                        **

      Jose Martinez Brohez (3)(8)...........................            573,384                      4.11

      Federico Chavez Peon (6)(10)..........................          5,549,500                     39.81

      Luis A. Chico Pardo (6)(10)...........................          5,549,500                     39.81

      Jose I. De Abiega Pons (6)(10)........................          5,549,500                     39.81

      Jerry Johnson (11)....................................             20,000                        **

Executive Officers and Directors
as a Group (14 Persons) (7).................................          6,616,401                     47.47

      Other Executive Officers and Directors:

      Jorn Budde (9)(12)....................................              9,694                        **

      OTHER FIVE PERCENT HOLDERS:

M&m Nominee L.l.c. (10).....................................          5,549,500                     39.81

-------------------

**Less than 1%

(1) In calculating the percentage of total class ownership, the number of outstanding shares used was 13,938,326. This number does not include:
         (i) 328,500 shares of Common Stock issuable upon exercise of currently outstanding options granted under the Company's 1994

         Employee Stock Option Plan (the "Employee Stock Option Plan"); (ii) 40,000 shares of Common Stock issuable upon exercise of currently outstanding options granted under the Company's 1994 Stock Option Plan for Directors (the "Directors' Stock Option Plan"); and (iii) 78,190 shares of Common Stock issuable upon exercise of currently outstanding warrants granted to underwriters in connection with the Company's initial public offering.

(2) Includes 25,000 shares of Common Stock underlying presently exercisable stock options.

(3) Includes 500,000 shares of Common Stock held by Asesoria Garza Jasso, S.C., a Mexican entity of which he is a general partner. He shares voting and investment power with all other general partners of such entity.

(4) Includes 206,565 shares of Common Stock held by Agros, a Mexican entity of which Mr. Camacho Casas is a managing director, and includes 10,000 shares of Common Stock underlying presently exercisable stock options. Mr. Camacho Casas disclaims beneficial ownership of the Agros shares.

(5) Includes 10,000 shares of Common Stock underlying presently exercisable stock options.

(6) Includes 5,549,500 shares of Common Stock owned by M & M Nominee L.L.C. He disclaims beneficial ownership of such securities.

(7) Includes 137,500 shares of Common Stock underlying presently exercisable stock options. Does not include shares beneficially owned by Mr. Budde who resigned from the Company and was neither a Director nor an executive officer of the Company at the record date.

(8) Includes 20,000 shares of Common Stock underlying presently exercisable stock options.

(9)      Mr. Budde resigned from the Company in February 1998.

(10) On March 29, 1999, the Company sold 2,000,000 newly issued shares of Common Stock to M & M Nominee L.L.C. In connection with the March 29, 1999 transaction, M & M Nominee L.L.C. ("M & M") surrendered options to acquire an additional 2,000,000 shares of common stock at a purchase price of $4.5375 per share issued to M & M in the July 17, 1998 transaction. M & M is owned 80% by Mexico Strategic Investment Fund Ltd. ("MSIF"), and 20% by Madera LLC ("Madera"). M&M's principal business is investment in securities.

         Pursuant to regulations promulgated under Section 13(d) of the Securities Exchange Act of 1934, Mexico Strategic Advisors LLC (by virtue of the Advisory Contract) may be deemed a beneficial owner of securities held for the account of M & M (as a result of the contractual authority of Mexico Strategic Advisors LLC with MSIF and Madera to exercise voting and dispositive power with respect to such securities).

         Except to the extent that information is believed to be otherwise known by the Company, the information given is as of April 8, 1999, as reported by Mexico Strategic Advisors LLC in its Amendment No. 3 to the initial statement on Schedule 13D dated July 7, 1998 and all amendments thereto filed with the Securities and Exchange Commission.

(11) Mr. Johnson was elected to serve as a director of the Company in October 1998. Includes 20,000 shares of Common Stock underlying presently exercisable stock options.

(12) Messrs. Budde, Vaquero and Bjorn are "named executive officers" because each individual served as the Company's Chief Executive Officer during the last completed fiscal year. None of the Company's other highest paid executive officers have total annual salaries and bonuses in excess of $100,000.

             PROPOSAL NO. 1: AMENDMENT TO ARTICLES OF INCORPORATION

         The Board of Directors of the Company has adopted a resolution proposing to change the name of the Company to "Sunfresh, Inc.", and to that end, Article One of the proposed amended Articles of Incorporation to read as follows:

                                  "ARTICLE ONE

                 The name of the Corporation is "Sunfresh, Inc."

         The Board of Directors believes that the proposed name change not only reflects the Company's objective to focus its primary efforts to be a single, integrated and brand-driven fruit company, but will also increase the equity of the Sunfresh(R) brand.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment to the Company's Articles of Incorporation which changes the Company's name to "Sunfresh, Inc." THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                      PROPOSAL NO. 2: ELECTION OF DIRECTORS

         Ten directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The ten nominees are incumbent directors. Each of the nominees named below has indicated his willingness to accept election. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

         The nominees for the directors of the Company are as follows:

NAME                                                 AGE             DIRECTOR SINCE
----                                                 ---             --------------
Soren Bjorn (4)(5)                                   31                  1998
Rafael Vaquero Bazan (5)                             44                  1992
Eduardo Vaquero Bazan                                40                  1994
Fernando Camacho Casas (1)(2)(3)(6)                  44                  1994
Jakes Jordaan (1)(3)(6)                              37                  1994
Jose Martinez Brohez (5)                             55                  1996
Federico Chavez Peon (1)(2)(3)(4)(5)(6)              32                  1998
Luis A. Chico Pardo                                  59                  1998
Jose I. De Abiega Pons                               37                  1998
Jerry W. Johnson (3)                                 59                  1998

-----------------

(1)       Members of the Audit Committee.

(2)       Members of the Stock Option Plan Committee.

(3)       Members of the Compensation Committee.

(4)       Members of the Director Option Plan Committee.

(5)       Members of the Executive Committee.

(6)       Members of the Nominating Committee.

Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

NOMINEES

         Soren Bjorn has served as a Director of the Company since September 1998 and as the President and Chief Executive Officer of the Company and of UniMark Foods, Inc. since August 1998. Mr. Bjorn has served as Secretary of the Company since December 1998. In addition, he serves as Vice President of UniMark Foods Europe, Ltd., and as President of Simply Fresh Fruit, Inc., and UniMark International. From May 1996 to August 1998, Mr. Bjorn served as Vice President of Operations of the Company. From January 1997 to August of 1998, Mr. Bjorn served as Executive Vice President and Chief Operating Officer of UniMark Foods, Inc. From January 1995 to May 1996, Mr. Bjorn served Director of Operations for UniMark Foods, Inc., and from January 1993 to January 1995, he served as Product Manager for UniMark Foods, Inc.'s Sunfresh(R) brand product line. Mr. Bjorn received a master's degree in Business Administration from Texas Christian University in 1997, and a Business Administration degree in Marketing from Baylor University in 1992.

         Rafael Vaquero Bazan is a co-founder of the Company and has served as a director since its inception in 1992. Mr. Vaquero serves as Chief Operating Officer of the Company. From February

1998 to August of 1998, Mr. Vaquero served as President and Chief Executive Officer of the Company. Mr. Vaquero served as Vice-President of the Company from 1992 to 1996, and served as the Company's Executive Vice-President and Chief Operating Officer from 1996 to 1998. He has also served as general manager and has been in charge of operating the packing plants Industrias Citricolas de Montemorelos, S.A. de C.V. ("ICMOSA") and Empacadora de Naranjas Azteca S.A. ("Azteca") since 1978 and 1986, respectively. Mr. Vaquero served as President of Amafac, the Mexican National Fruit Sections Packers Association from 1989 until 1991. Mr. Vaquero is the former President of the National Citrus Growers Association in Mexico and a former President of the National Citrus Packers Association in Mexico. He is also a former member of the Board of Directors of EMIT, a government sponsored entity involved in developing technology for the Mexican citrus industry. Mr. Vaquero has a Masters Degree in Business Administration from the University of Monterrey, Mexico. Mr. Rafael Vaquero Bazan is the son of Mr. Pedro Vaquero Garcia and the brother of Mr. Eduardo Vaquero Bazan.

         Eduardo Vaquero Bazan has served as a director of the Company since April 1994 and as Vice President -- Finance and Administration of ICMOSA since January 1995. From 1988 until 1995, Mr. Vaquero was employed by Industrias Horticolas de Montemorelos, S.A. de C.V., a frozen fruit and vegetable processing plant, most recently as General Manager and Director. From 1982 to 1988, Mr. Vaquero served as a Divisional Director of Banca Serfin, S.A., a regional Mexican bank. Mr. Eduardo Vaquero Bazan is the son of Mr. Pedro Vaquero Garcia and the brother of Mr. Rafael Vaquero Bazan.

         Fernando Camacho Casas has served as a director of the Company since December 1994. Since September 1992, Mr. Camacho Casas has served as General Director and co-founder of Operadora Agros, S.A. de C.V. ("Agros"), a Mexican venture capital fund that invests primarily in the Mexican agricultural, horticultural and food industries. During 1991 and 1992 he served as a representative of the Mexican Ministry of Commerce in the North American Free Trade Agreement negotiations. From 1985 to 1990, Mr. Camacho Casas served as an economist for Probursa, S.A., a large Mexican investment and securities brokerage firm. Mr. Camacho Casas received his degree in economics from the Autonomous Technological Institute of Mexico.

         Jakes Jordaan has served as a director of the Company since 1994. Presently, Mr. Jordaan is a member of Jakes Jordaan, PLLC, Dallas, Texas, (formerly known as Jordaan & Pennington, PLLC) a law firm specializing in corporate finance, securities and complex business litigation. From February 1991 until March 1994, Mr. Jordaan was a member of the law firm of Munsch, Hardt, Kopf, Harr & Dinan, P.C., Dallas, Texas, most recently as a shareholder. Mr. Jordaan is the past Chairman of the Securities Section of the Dallas Bar Association and is a member of the Texas Bar Association and the American Bar Association.

         Jose Martinez Brohez has served as a director of the Company since May 1996 and as Chief Executive Officer of Grupo Industrial Santa Engracia S.A. de C.V. ("GISE") since the GISE acquisition. Since 1989, he has also served as President and Chairman of the Board of Directors of GISE. Mr. Martinez is a co-founder and has been a director of the Asociacion Nacional De

Procesadores De Citricos, the Mexican national association of citrus processors, since 1991. He also serves on the Board of Directors of the following financial institutions: Banco Nacional De Mexico (Banamex); Bancomer, S.A. at Cd. Victoria, Tamps.; and Casa De Bolsa Arka at Monterrey, N.L. Mr. Martinez obtained his Bachelor of Science degree from Monterrey Tech and his Masters of Science and Ph.D. in Agriculture, Range Management and Animal Science from Texas A&M University.

         Federico Chavez Peon has served as a Director of the Company since October 1998. Mr. Chavez Peon is a Director of Promecap, S.C., a financial advisory services firm for MSIF. From 1996 until 1997, Mr. Chavez Peon served as Risk Chief Director of Banco Santander Mexicano, S.A., an affiliate of Banco Santander, S.A., one of the most important financial institutions worldwide. From 1991 until 1996, Mr. Chavez Peon served as Corporate Banking Director of Banco Mexicano, S.A. an affiliate of Grupo Financiero InverMexico, S.A. de C.V., a leading financial institution in Mexico at that time. From 1987 until 1991, Mr. Chavez Peon served in various positions in the Corporate Banking Area of Casa de Bolsa Inverlat, one of the leading brokerage firms in Mexico at that time. Mr. Chavez Peon obtained a degree in Industrial Engineering at the National University of Mexico. Mr. Chavez Peon has been appointed and elected as a Director of the Company pursuant to the Mexico Strategic Advisors Transaction.

         Luis A. Chico Pardo has served as a Director of the Company since October 1998. Mr. Chico Pardo is a Director of Promecap, S. C., a financial advisory services firm for Mexico Strategic Investment Fund Ltd. Mr. Chico served as Vice President of the Mexican Banking Association and as a member of the National Securities Commission. From 1982 until 1988, Mr. Chico served as Chief Executive Officer of Banco BCH, a Mexican credit corporation. From 1977 until 1978, Mr. Chico served as Director of Public Sector Credit at Mexico's Secretariat of Finance and Public Credit. From 1964 until 1977, Mr. Chico acted as Deputy Manager of the International Division of Banco de Mexico (the nation's central bank) and was a member of the Technical Committee of FOMEX, which was a public institution responsible for promoting exports of manufactured products. Mr. Chico obtained a degree in Law and Economics at the National University of Mexico, from which he graduated with honors in 1963. Mr. Chico obtained a master's degree in Economics from the London School of Economics and Political Science. Mr. Chico Pardo has been appointed and elected as a Director of the Company pursuant to the Mexico Strategic Advisors Transaction.

         Jose I. de Abiega Pons has served as a Director of the Company since October 1998. Mr. Abiega Pons is a Director of Promecap, S.C., a financial advisory services firm for Mexico Strategic Investment Fund Ltd. From 1992 to 1997, Mr. Abiega Pons served as Deputy Managing Director, responsible for international and trading affairs, for Banco Santander Mexicano, one of Mexico's largest financial institutions. From 1989 to 1991, Mr. Abiega Pons served as financial advisor for Santander Management, Inc., a subsidiary of Grupo Santander, responsible for the investment decisions of its Emerging Mexico Fund. From 1987 to 1989, Mr. Abiega Pons served as Chief Executive Officer of Ingenieria Cambiaria Casa de Cambio, a foreign exchange operator in Mexico. From 1984 to 1987, Mr. Abiega Pons served as Chief Operating Officer of Inverworld, Inc., a licensed broker dealer in San Antonio, Texas. Mr. Abiega Pons obtained a degree in Industrial

Engineering at the Anahuac University of Mexico. Mr. Abiega Pons has been appointed and elected as a Director of the Company pursuant to the Mexico Strategic Advisors Transaction.

         Jerry W. Johnson has served as a Director of the Company since October 1998. Mr. Johnson is a Professor in the Marketing Department of the Hankamer School of Business, Baylor University, Waco, Texas, from 1974 to the present. Mr. Johnson also has served as Chairperson of the Department of Marketing of the Hankamer School of Business from 1992 to the present. Mr. Johnson is a partner at Johnson, Moore, Kelly and Associates, a consulting firm primarily focused on economic revitalization of downtown areas, bank marketing programs and business location feasibility studies. From 1970 to 1974, Mr. Johnson served as Associate Vice President for Business Affairs for the University of Arkansas System. From 1969 to 1970, Mr. Johnson served as Director of Economic Analysis for the Planning Consultants firm James A. Vizzier in Fayetteville, Arkansas. Mr. Johnson has authored a number of publications focused on business, marketing and management, and has presented similar topics at various seminars.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

         Executive Committee. Messrs. Rafael Vaquero, Bjorn, Martinez Brohez and Chavez Peon serve on the Executive Committee. The Executive Committee was established during fiscal 1998 to review any changes in market conditions, any adjustments to the corporate strategies, any opportunities that may arise, review monthly financial statements comparing them to the budget, identify problems, report and make recommendations to the Board of Directors.

         Audit Committee. Messrs. Jordaan, Camacho Casas and Chavez Peon currently serve on the Audit Committee. The function of the Audit Committee is to act as a liaison between the Board of Directors and the independent auditors, and review with them the planning and scope of financial statement audits, the results of those audits, and the adequacy of internal accounting controls. It also monitors other corporate and financial policies.

         Stock Option Plan Committee. Messrs. Chavez Peon and Camacho Casas currently serve on the Stock Option Plan Committee. The Stock Option Plan Committee is vested with full authority to select participants, grant options, determine the number of shares subject to each option, the exercise price of each option and in general, to interpret such regulations as it deems necessary to administer the Company's Employee Stock Option Plan.

         Compensation Committee. Messrs. Jordaan, Johnson, Chavez Peon and Camacho Casas currently serve on the Compensation Committee. The Compensation Committee (composed entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Compensation Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

         Director Option Plan Committee. Messrs. Chavez Peon and Bjorn currently serve on the Director Option Plan Committee. The Director Option Plan Committee has full and final authority in its discretion, subject to the provisions of the Directors' Stock Option Plan, (a) to prescribe the form or forms of instruments evidencing options under the Directors' Stock Option Plan, (b) to adopt, amend and rescind rules and regulations for the administration of the Directors' Stock Option Plan, and (c) to interpret the Directors' Stock Option Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Directors' Stock Option Plan.

         Nominating Committee. Messrs. Jordaan, Chavez Peon and Camacho Casas currently serve on the Nominating Committee. The Nominating Committee was established during fiscal 1998 to assist, as needed, with finding qualified candidates to serve on the Company's Board of Directors.

         During the fiscal year ending December 31, 1998, the Audit Committee met one time. The Stock Option Plan Committee met or took action by Unanimous Consent three times. The Compensation Committee met or took action by unanimous written consent one time. The entire Board of Directors met four times and took action by unanimous written consent six times. All directors attended 75% or more of the aggregate number of Board of Directors meetings and committee meetings.

                            COMPENSATION OF DIRECTORS

         No directors receive cash compensation for serving on the Board of Directors except for reimbursement of reasonable expenses in attending meetings.

         1994 Stock Option Plan for Directors. Effective as of April 15, 1994, the Company's 1994 Stock Option Plan for Directors (the "Directors' Plan") was approved by the Board of Directors, subject to approval by the shareholders of the Company. Effective as of April 15, 1994, the holders of at least a majority of the outstanding shares of the Company's common stock executed a written consent adopting and approving the Directors' Plan.

         A maximum of 100,000 shares of Common Stock (subject to certain anti-dilution adjustments) may be issued upon the exercise of options granted under the Directors' Plan. The Company has reserved 100,000 shares of Common Stock for issuance upon exercise of options granted pursuant to the Directors' Plan, plus additional securities issuable pursuant to the anti-dilution provisions of the Directors' Plan. Currently, options for 40,000 shares of Common Stock granted to Messrs. Jordaan, Johnson and Camacho Casas are currently exercisable and outstanding. The weighted average exercise price of such options is $5.67 per share. Presently, options to purchase 53,000 shares of Common Stock are available under the Directors' Plan.

         Stock options may be granted under the Directors' Plan to any director who is not an employee of the Company and is not a holder of more than 1% of the outstanding shares of the Company's Common Stock or a person who is in control of such holder.

         Independent directors automatically receive an initial grant of options to purchase 20,000 shares of Common Stock upon their appointment to the Board of Directors. Independent directors automatically receive annual grants of options to purchase 2,500 shares of Common Stock as of the date following each annual meeting of the Company's shareholders.

         The Director Option Plan Committee (the "Committee") has full and final authority in its discretion, subject to the provisions of the Directors' Plan,
(a) to prescribe the form or forms of instruments evidencing options under the Directors' Plan, (b) to adopt, amend and rescind rules and regulations for the administration of the Directors' Plan, and (c) to interpret the Directors' Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Directors' Plan.

         The exercise price of options will be at least the fair market value of a share of the Common Stock on the date of grant. Options granted pursuant to the Directors' Plan are immediately exercisable. The expiration date of each option is not more than six years from the date of grant. Payment for shares purchased upon exercising an option are made in cash or by certified check, bank draft or money order, or by delivery of previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in such common stock.

         An optionee does not have any of the rights of a shareholder of the Company with regard to awards under the Directors' Plan except as to stock actually received by the director. The Company is not obligated to deliver any shares of Common Stock until (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) the shares to be delivered have been listed or authorized to be listed upon official notice of issuance, and (c) all other legal matters in connection with the issuance of the shares have been approved by the Company's counsel.

         Options are not transferable or assignable by an optionee, voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Each option is exercisable, during the optionee's lifetime, only by the optionee, his guardian or legal representative.

         Upon termination of an optionee's status as a director of the Company for any reason other than death, any and all outstanding options of such optionee shall be null and void effective as of a date three months after the date of such termination but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the Committee casts such discredit on the director as to justify termination of the options.

         The Directors' Plan and any option may be amended or terminated by the Committee at any time; provided, however, that the Committee may not, without shareholder approval, increase the aggregate number of shares which may be issued under options granted pursuant to the Directors' Plan or increase the number of options granted to eligible directors (other than pursuant to the anti-dilution provisions), amend the definition of eligible director so as to enlarge the group of directors eligible to receive options, reduce the price at which options may be granted, or change or extend the times at which options may be granted. No such amendment shall adversely affect the rights of any director under options previously granted without such directors' consent.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the directors, executive officers and key employees of the Company.

NAME                              AGE       POSITION
----                              ---       --------
Rafael Vaquero Bazan (1)          44        Chief Operating Officer and Director; President
                                            and Chief Executive Officer of ICMOSA

Eduardo Vaquero Bazan (1)         40        Director; Vice President -- Finance and
                                            Administration of ICMOSA

Soren Bjorn (1)                   31        President, Chief Executive Officer and Secretary

Soren Borre                       55        Senior Vice President -- Sales of UniMark
                                            Foods, Inc.

Jose Martinez Brohez (1)          55        Director; President and Chief Executive Officer
                                            of GISE

Fernando Camacho Casas (1)        44        Director

Federico Chavez Peon (1)          32        Director

Luis A. Chico Pardo (1)           59        Director

Jose I. De Abiega Pons (1)        37        Director

Keith Ford (2)                    46        Vice President -- Finance and Administration
                                            and Treasurer

Charles Horne (3)                 54        Chief Financial Officer

Jerry W. Johnson (1)              59        Director

Jakes Jordaan (1)                 37        Director (Chairman of the Board)

Roman Shumny (4)                  42        Senior Vice President -- Marketing of UniMark
                                            Foods, Inc.

Jorn Budde (5)                    55        Former Chief Executive Officer, President and
                                            Chairman of the Board

Jeffrey King (6)                  39        Former Senior Vice President -- Marketing of
                                            UniMark Foods, Inc.

----------------------

(1) For information concerning these individuals, see "Election of Directors" above.

(2)      Resigned as Secretary of the Company in December 1998.

(3)      Joined the Company as Chief Financial Officer in March 1999.

(4) Joined the Company as Senior Vice President -- Marketing of UniMark Foods, Inc. in November 1998.

(5)      Resigned from the Company in February 1998.

(6)      Separated from the Company in August 1998.

         Soren Borre joined UniMark in 1992 as Vice President - Sales. From 1989 until 1992, Mr. Borre served as Director of Sales and Marketing for Katrin Systems, Inc., an international paper products company.

         Keith Ford has served as Vice President -- Finance and Administration and Treasurer of the Company since 1992. From 1992 to 1998, he served as Secretary of the Company. From 1990 until 1992, Mr. Ford served as internal comptroller and financial advisor of ERS, Inc., a privately-held multi-store specialty retail company. From 1987 to 1990, Mr. Ford served as comptroller of Papertech, Inc., a privately-held paper products importer and distributor. Mr. Ford has a degree in accounting and is a Certified Public Accountant in the State of Texas.

         Charles Horne joined the Company in March 1999 as Chief Financial Officer. From 1994 to 1998, Mr. Horne was a Partner in Horne-Alexander consulting, a consulting firm providing financial and operational services to clients. From 1986 to 1994, Mr. Horne served as a consulting Partner with Ernst & Young LLP, and served in a variety of capacities including Regional Director of Quality Assurance for the Southern Region of the United States. From 1991 to 1993, Mr. Horne was Ernst & Young LLP's Country Managing Partner of Consulting for Spain. From 1968 to 1986, Mr. Horne was with Arthur Anderson & Co. where he was a Partner. Mr. Horne has a bachelor's of science degree in Industrial Administration from the University of Kentucky.

         Roman Shumny joined the Company in November 1998 as Senior Vice President -- Marketing of UniMark Foods, Inc. From 1996 to 1998, Mr. Shumny served as Senior Director of Marketing for the RadioShack division of Tandy Corporation, a publicly-held retail consumer electronics company. From 1992 to 1996, he served as Senior Marketing Manager for Timex Corporation, a privately-held watch, clock and wrist instruments company. From 1989 to 1992, Mr. Shumny served as Senior Product Manager for Bushnell, a division of Bausch & Lomb, Inc., a publicly-held healthcare and optics company. From 1985 to 1989, Mr. Shumny held the positions of Business Manager, Marketing Manager and Product Manager with Beatrice/Hunt-Wesson, Inc., a privately-held packaged food company. From 1978 to 1985, Mr. Shumny served as Product Manager, Associate Product Manager, National Account Sales Manager, District Sales Manger and Sales Representative with Union Carbide Corporation, a publicly-held chemical and consumer products company. Mr. Shumny has a bachelor's degree in Psychology from the University of Southern California.

         Jorn I. Budde is a co-founder of the Company and was its President, Chief Executive Officer, and Chairman of the Board of Directors since its inception in 1992 until February 1998. From 1987 until 1991, Mr. Budde served as President of UniMark Sales, Inc., a company founded and wholly-owned by Mr. Budde, that provided international consulting and marketing services. From 1984 until 1986, Mr. Budde served as Vice President of Mission Foods, Inc., a subsidiary of Gruma SA, a diversified international foods conglomerate, with significant Mexican operations. From 1976 until 1984, Mr. Budde served in various executive positions with The Jimmy Dean Companies, a national meat processing company, most recently as Executive Vice President and Vice Chairman. Prior to 1976, Mr. Budde served in various positions with Plumrose, Inc., a subsidiary of The East Asiatic Company of Copenhagen, Denmark, where he started his business career. Mr. Budde has a degree in International Business from the Copenhagen School of Commerce.

         Jeffrey King served as Vice President - Marketing for the UniMark from 1995 to August 1998. From January 1994 until joining UniMark, Mr. King served as Director of Marketing for Mission Foods, Inc., a manufacturer and distributor of Mexican food products. From 1992 until 1994, Mr. King served as Director of Marketing for Jimenez Foods, a division of Milnot Company, a consumer foods product company. From 1990 until 1992, Mr. King served as a Product manager for Leaf Corporation, a manufacturer of confectionary products. Mr. King has a master's degree in Management from the J.L. Kellogg Graduate School of Management of Northwestern University.

         All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers hold their respective positions until their successors are duly qualified or until they resign or are removed by the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received for the three fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998 by the Company's Chief Executive Officer. None of the Company's other highest paid executive officers have total annual salaries and bonuses in excess of $100,000.


                           SUMMARY COMPENSATION TABLE


                                                  ANNUAL COMPENSATION                         LONG-TERM COMPENSATION AWARDS
                                                 ----------------------              -------------------------------------------
                                                                                     RESTRICTED     SECURITIES
                                                                      OTHER ANNUAL     STOCK         UNDERLYING      ALL OTHER
                                        YEAR     SALARY     BONUS     COMPENSATION    AWARD(S)      OPTIONS/SARS    COMPENSATION
                                        ----     ------     -----     ------------   ---------      ------------    ------------
Jorn Budde.........................     1996    $120,000       -0-             (2)      -0-          -0-/-0-             -0-
  Former President and                  1997    $120,000       -0-             (2)      -0-          -0-/-0-             -0-
  Chief Executive                       1998    $120,000       -0-             (2)      -0-          -0-/-0-             -0-
  Officer (1)

Rafael Vaquero Bazan...............     1998    $ 78,000       -0-             (2)      -0-          -0-/-0-             -0-
  Chief Operating
  Officer (3)

Soren Bjorn........................     1998    $ 87,083   $ 3,864             (2)      -0-       25,000/-0-             -0-
  President, Chief
  Executive Officer
  and Secretary (4)

---------------------

(1)      Resigned from the Company in February 1998.

(2) The Company's Chief Executive Officer receives personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of his annual salary and bonus reported.

(3) From February 1998 to August 1998, Mr. Vaquero served as President and Chief Executive Officer of the Company. From February 1998 to August 1998, Mr. Vaquero resigned as President and Chief Executive Officer and was elected to serve as Chief Operating Officer of the Company.

(4) From May 1996 to August 1998, Mr. Bjorn served as Vice President of Operations and Chief Operating Officer of the Company. In August 1998, Mr. Bjorn was elected to serve as President, Chief Executive Officer and, in September 1998, he was elected to serve as a Director of the Company. Mr. Bjorn was elected to serve as Secretary of the Company in December 1998.

EMPLOYMENT AGREEMENTS

         The Company entered into an Employment Agreement with Roman Shumny dated November 30, 1998 for his services as Senior Vice President -- Marketing of UniMark Foods, Inc. The Employment Agreement provides that for the period of November 30, 1998 through November 30, 1999, unless extended to November 30, 2000 pursuant to the Employment Agreement, he will be paid annual base compensation of not less than $105,000 through the end of the Company's fiscal year ending December 31, 1999; he will be eligible to receive an annual bonus payment in accordance with the Corporation's incentive plan to be established by the Company; and he received options to acquire 20,000 shares of Common Stock under the Corporation's 1994 Employee Stock Option. He may terminate his employment with the Company, within 60 days after the occurrence of a Change in Control (as defined in the Employment Agreement) for any reason or without reason, with the right to a lump sum severance payment equal to his base compensation as determined pursuant to the Employment Agreement for six months. If his employment is terminated by the Corporation without cause, he will receive severance in one payment equal to his base compensation as determined pursuant to the Employment Agreement for six months. In addition, he may receive payment for reasonable executive level outplacement costs.

         The Company entered into an Employment Agreement with Charles Horne dated March 31, 1999 for his services as Chief Financial Officer of the Company. The Employment Agreement provides that for the period of March 31, 1999 through March 31, 2003, unless extended to March 31, 2004 pursuant to the Employment Agreement, he will be paid base compensation at the annualized rate as follows, less taxes and other usual deductions: $180,000 for the 12 month period ending March 31, 2000; $189,000 for the 12 month period ending March 31, 2001; $198,450 for the 12 month period ending March 31, 2002; and $208,372 for the 12 month period ending March 31, 2003; he will be eligible to receive bonus performance compensation, composed of subjective review and financial performance components, not to exceed 50 percent of his then applicable base compensation amount; and he received options to acquire 50,000 shares of Common Stock and will receive, on an annualized basis, options to acquire 10,000 shares of Common Stock under the Corporation's 1994 Employee Stock Option. He may terminate his employment with the Company, within 60 days after the occurrence of a Change in Control (as defined in the Employment Agreement) for any reason or without reason, with the right to a lump sum severance payment within 15 days after such termination equal to his then applicable base compensation as determined pursuant to the Employment Agreement for 12 months. If his employment is terminated by the Corporation without cause, he will receive a lump sum severance payment within 15 days after such termination equal to his then applicable base compensation as determined pursuant to the Employment Agreement for 12 months within 15 days after such termination. In addition, he may receive payment for reasonable executive level outplacement costs.

1994 EMPLOYEE STOCK OPTION PLAN

         The Company's employees, consultants and affiliates are eligible to receive stock options granted under The UniMark Group, Inc.'s 1994 Employee Stock Option Plan (the "1994 Plan"). Stock options granted pursuant to the 1994 Plan may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or non-qualified stock options. The number of shares of Common Stock reserved for issuance pursuant to the 1994 Plan is 480,000 shares. As of the date hereof, options for 396,500 shares of Common Stock had been granted under the Plan, of which 378,500 are currently outstanding and 279,375 are currently exercisable. The outstanding options have an average exercise price of $5.47 per share of Common Stock.

         In proposing the 1999 Plan, the Compensation Committee took into account the fact that the exercise price of most of the options granted under the 1994 Plan are substantially above the present market value of the Company's Common Stock. In addition, the 1994 Plan is currently almost out of shares, the newly authorized shares should be sufficient to address the Company's needs and objectives for at least the next three years, the shares would be used to provide long term incentives to the Company's officers and directors, and option grants are a means of staying competitive with the compensation to executive officers and directors offered by the Company's peer industry group.

         The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Compensation Committee has the exclusive power to interpret the Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Plan.

         Options granted pursuant to the Plan become exercisable on such date or dates as may be established by the Compensation Committee. The exercise price of options granted under the Plan may not be an amount less than the market value of Common Stock at the time of grant. The exercise price must be paid in full in cash at the time an option is exercised or, if permitted by the Compensation Committee, by means of tendering previously owned shares of Common Stock, or partly in cash and partly in Common Stock.

         In the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions, the Compensation Committee is authorized to make appropriate adjustments to the exercise price and number of shares subject to options granted under the Incentive Plan. Subject to certain limitations, the Board of Directors is authorized to amend, modify or terminate the Incentive Plan to meet any changes in legal requirements for any other purpose permitted by law.

         The following table shows information with respect to the unexercised options and SARs granted during the last completed fiscal year and in prior years to the Executive Officers named in the Summary Compensation Table on page 21 and with respect to option/SAR exercises by those persons during the last completed fiscal year:


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-
                                                          UNDERLYING UNEXERCISED         THE-MONEY OPTIONS/SARS
                                                          OPTIONS/SARS AT FY-END              AT FY-END(2)
                               SHARES                     ----------------------              -------------
                             ACQUIRED ON     VALUE
                              EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
                             -----------   -----------   -------------------------      -------------------------
Jorn Budde..................     -0-         -0-                  -0-/-0-                       -0-/-0-
Rafael Vaquero Bazan........     -0-         -0-                  -0-/-0-                       -0-/-0-
Soren Bjorn.................     -0-         -0-               25,000/-0-                       -0-/-0-

------------------------
(1) Based on the difference between the market price of the securities underlying the options on the date of exercise and the exercise price of the options.

(2) Based on the difference between the market price of the securities underlying the options at fiscal year-end and the exercise price of the options.

                        REPORT OF THE UNIMARK GROUP, INC.
                    BOARD OF DIRECTORS COMPENSATION COMMITTEE

         The Company's employee compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment. The Company also encourages broad-based employee ownership of Company Stock through a stock option program in which all employees are eligible to participate.

         The Company's compensation policy for officers is similar to that of other employees and is designed to promote continued performance and attainment of corporate and personal goals. More specifically, the Compensation Committee's objectives are to develop compensation policies which will:

         i)   Allow the Company to attract and retain qualified individuals;

         ii) Encourage achievement of short-term and long-term goals of the Company; and

         iii) Align executive enumeration with the interests of shareholders by linking a significant portion of executive compensation to the appreciation of the share price of the Common Stock.

         The Compensation Committee (composed entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Compensation Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

         Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by similarly situated executives in similarly capitalized companies. The Compensation Committee believes that stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value.

         The Compensation Committee annually reviews and approves the compensation of the President and Chief Executive Officer. During the fiscal year ended December 31, 1998, Messrs. Bjorn, R. Vaquero and Budde were not granted any stock options. The Compensation Committee believes Messrs. Bjorn, R. Vaquero and Budde are or were paid a reasonable salary, although substantially below salaries paid to executives in similarly capitalized companies based upon a survey conducted by an independent compensation consultant. However, Mr. R. Vaquero is a significant shareholder in the Company and Mr. Budde was a significant shareholder in the Company until his resignation in February 1998, and to the extent each of their performance as President and Chief Executive Officer translated into an increase in the value of the Company's stock, all shareholders, including each of them, shared the benefits.

                                                          Respectfully submitted

                                                          COMPENSATION COMMITTEE

                                                          Jakes Jordaan
                                                          Federico Chavez Peon
                                                          Fernando Camacho Casas
                                                          Jerry Johnson

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return of the Company's Common Stock to the S&P 500 Index and the S&P Foods Index for the period during which the Common Stock has been registered under Section 12 of Securities Exchange Act of 1934.

Note: The UniMark Group, Inc. management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                               [PERFORMANCE GRAPH]

TOTAL RETURN ANALYSIS

                         8/12/94     12/30/94    12/29/95    12/31/96    12/31/97   12/31/98
                         ---------------------------------------------------------------------
UniMark Group, Inc.      $100.00     $ 98.11     $366.04     $233.96     $113.21     $ 66.04
                         ---------------------------------------------------------------------
S&P Foods Index          $100.00     $114.43     $145.97     $172.95     $247.87     $268.24
                         ---------------------------------------------------------------------
S&P 500                  $100.00     $101.54     $139.70     $171.77     $229.08     $294.55
                         ---------------------------------------------------------------------

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1998, Messrs. Jordaan, Johnson, Chavez Peon and Camacho Casas served on the Compensation Committee. No member of the Compensation Committee was an executive officer of the Company at any time during 1998. During 1998, no executive officer of the Company served as
(i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                              CERTAIN TRANSACTIONS

         Effective January 1, 1995, the Company entered into a five year operating agreement with Industrias Horticolas de Montemorelos, S.A. de C.V. ("IHMSA") to operate a freezing plant located in Montemorelos, Nuevo Leon, Mexico. Pursuant to the terms of the operating agreement, the Company has agreed to pay IHMSA an operating fee sufficient to cover the interest payments on IHMSA's existing outstanding debt. This debt is denominated in U.S. dollars and has an outstanding principal amount of approximately $4,600,000. Interest on this debt is charged at variable rates ranging from 9.8% to 15.5%. The Company is responsible for all raw material and operating costs and the sale of the finished goods produced at the IHMSA plant. Payments made pursuant to the operating agreement were $470,308 during the year ended December 31, 1998. During the term of the operating agreement, the Company has the right of first refusal to buy the IHMSA facility at its then fair market value. The Vaquero family owns an approximate 8% interest in IHMSA. The Company believes that said arrangement is no less favorable to the Company than would be available from unrelated third parties.

         The Company has subsequently elected to advance funds to IHMSA to retire certain of its outstanding debt since, under the terms of the operating agreement, the Company would benefit from the IHMSA debt reduction. At December 31, 1998 amounts due from IHMSA of $1,481,000 represent cash advances applied to reduce IHMSA's outstanding debt. This amount is expected to be applied to the purchase price when, and if, the Company elects to exercise its purchase option.

         Effective July 1, 1995, the Company entered into a ten year operating agreement with Empacadora de Naranjas Azteca, S.A. de C.V. ("Azteca"), to operate a processing plant in Montemorelos, Nuevo Leon, Mexico. The operating agreement provides for payments in the amount of (i) interest on existing debt of approximately $220,000 with credit institutions, (ii) asset tax and (iii) annual property tax. Prior to this time, Azteca "co-packed" chilled grapefruit sections and mango slices for the Company. The Vaquero family owns collectively an approximate 14.3% interest in Azteca. No payments were made pursuant to the operating agreement during the year ended December 31, 1998. During the term of the operating agreement, the Company has the right of first refusal to buy the Azteca facility at its then fair market value. The Company believes that said arrangement is no less favorable to the Company than would be available from unrelated third parties.

         In November, 1995, the Company entered into a lease agreement with Loma Bonita Partners, a Texas general partnership, for approximately 200 hectares (approximately 494 acres) of land located in Loma Bonita, Veracruz, Mexico for the development of citrus groves. The lease commenced in December 1995 and expires in ten years. Messrs. Jorn Budde and Rafael Vaquero are the two general partners of Loma Bonita Partners. Rent expense on this lease was $78,000 for the year ended December 31, 1998. The Company believes that said lease agreement is on terms no less favorable to the Company than would be available from unrelated third parties.

         The Company operates a 144 acre grapefruit grove located close to the ICMOSA plant in Montemorelos pursuant to a ten year operating agreement that expires in 2000. Per the agreement, the Company operates the grove and purchases all the grapefruit produced at a formula price tied to purchases from unrelated third parties. During fiscal 1998, the Company purchased approximately $286,000 of grapefruit pursuant to this agreement. The grove is owned by a partnership that consists primarily of shareholders of Azteca. The Vaquero family collectively owns an approximate 14.3% interest in this partnership. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         The Company leases its corporate office facility from an entity controlled by Mr. Budde pursuant to a lease that expires in 2000, but its terms may be renewed for a five-year period. Rent expense on this lease was approximately $110,700 for the year ended December 31, 1998. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         During 1998, the Company paid Jordaan & Pennington, PLLC an amount of $310,182 for legal services rendered. Mr. Jordaan, a director and, since February 1998, Chairman of the Company, is a member of Jakes Jordaan, PLLC (formerly known as Jordaan & Pennington, PLLC). The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         On July 17, 1998, the Company sold 3,305,500 newly issued shares of Common Stock to M & M. On March 29, 1999, the Company sold an additional 2,000,000 newly issued shares of Common Stock at a purchase price of $2.50 per share, for an aggregate purchase price of $5,000,000 to M & M. In connection with the March 29, 1999 transaction, M & M surrendered options to acquire an additional 2,000,000 shares of common stock at a purchase price of $4.5375 per share issued to them in the July 17, 1998 transaction. M & M is owned 80% by MSIF and 20% by Madera. M & M's principal business is investment in securities.

FUTURE TRANSACTIONS

         Although the Company intends that the terms of any future transactions and agreements between the Company and its directors, officers, principal shareholders or other affiliates will be no less favorable than could be obtained from unaffiliated third parties, no assurances can be given in this regard. Any such future transactions that are material to the Company and are not in the ordinary course of business will be approved by a majority of the Company's independent and disinterested directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company, and persons who own beneficially greater than ten percent of the Common Stock of the Company ("ten-percent beneficial owners"), to file with the Securities and Exchange Commission and the NASDAQ Stock Market initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock on Forms 3, 4, and 5. Reporting parties are required by regulation to furnish the Company with copies of all Section 16(a) reports.

         To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent beneficial owners were complied with in 1998 with the following exception: Mr. Camacho Casas inadvertently failed to file a Form 4 to report the acquisition of 2,500 options exercisable to purchase shares of Common Stock. Mr. Shumny inadvertently failed to timely file a Form 3 to report his beneficial ownership of 20,000 stock options exercisable to purchase shares of Common Stock.

              PROPOSAL 3: APPROVE COMPANY'S 1999 STOCK OPTION PLAN

         The Board of Directors of the Company has adopted a resolution proposing the 1999 Stock Option Plan (the "1999 Plan"). The purpose of the 1999 Plan is to provide employees, directors and advisors with additional incentives by increasing the proprietary interest in the Company. The 1999 Plan is set out in full as Exhibit 1 to this Proxy Statement. The following summary of the terms of the 1999 Plan is derived from Exhibit 1 and is qualified by reference to the specific terms of the 1999 Plan.

         The aggregate number of shares of Common Stock with respect to which options may be granted is 500,000 which amount may be increased in the discretion of the Board of Directors to an amount not to exceed 10% of the total outstanding shares of the Company, from time to time, provided, however, the aggregate number of shares of Common Stock with respect to which options may be granted may in no event, exceed 1,500,000 shares.

         The 1999 Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options ("NSOs") (collectively ISOs and NSOs are referred to as "Awards"). The 1999 Plan will be administered by the Company's full Board of Directors, although the 1999 Plan may be administered by a committee of not less than two members of the Board of Directors (the "Committee"). The Board of Directors or, if established, the Committee has, subject to the terms of the 1999 Plan, the sole authority to grant Awards under the 1999 Plan, to construe and interpret the 1999 Plan to make all other determinations to take any and all actions necessary and advisable for the administration of the 1999 Plan. All of the Company's full-time, salaried employees, members of the Board of Directors and certain advisors are eligible to receive Awards under the 1999 Plan. Options will be exercisable during the period specified in each Option Agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designed by the Board of Directors or the Committee. The provisions of Option Agreements may provide for acceleration of exercisability in the event of certain events including certain reorganizations and changes in control of the Company. No option will remain exercisable later than 10 years after the date of grant. The exercise prices for ISOs granted under the 1999 Plan may be no less than the fair market value of the Common Stock on the date of grant. The exercise prices of NSOs are set by the Board of Directors or the Committee. Each non-employee director of the Company shall automatically be granted a NSO to purchase 20,000 shares of Common Stock upon initial election or appointment to the Board of Directors, and will be granted a NSO to purchase 5,000 shares of Common Stock on the date of each subsequent annual meeting of the Board of Directors.

         No options have been granted under the 1999 Plan as of the date of this proxy statement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The statements in the following paragraphs are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which authorities and interpretations are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

         Incentive Stock Options. Incentive stock options ("ISOs") granted under the 1999 Plan are intended to meet the definitional requirements of Code Section 422(b) for "incentive stock options."

         An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as a NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options."

         Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee will recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, of the gain would be capital gain (provided the employee held such shares as a capital asset at such time). Capital gains are long-term and eligible for a maximum federal income tax rate of 20% if the holder's holding period exceeds eighteen months and are mid-term and eligible for a maximum federal income tax rate of 20% if such holding period is more than twelve but not more than eighteen months. If the disqualifying disposition is a sale or exchange, and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

         An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously-acquired shares.

         The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Code Sections 280G and 162(m) (discussed below) do not apply.

         Non-Qualified Stock Options. Non-qualified stock options ("NSOs") granted under the 1999 Plan are options that do not qualify as ISOs. A participant who receives a NSO will not recognize any taxable income upon the grant of such NSO. However, the participant generally will recognize ordinary income upon exercise of a NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price.

         As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of a NSO (the "Deferral Period")) for any participant who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Recognition of income by the participant will be deferred until the expiration of the Deferral Period, if any.

         The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned, valued at their fair market value as of the date that the tax withholding obligation arises.

         A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the participant with respect to a NSO, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Code Sections 280G and 162(m) do not apply.

         If a participant exercises a NSO by delivering shares of Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant's tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NSO as if the participant had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

         Change of Control. In general, if the total amount of payments to a participant that are contingent upon a "change of control" of the Company (as defined in Code Section 280G), including payments under the 1999 Plan that vest upon a "change of control," equals or exceeds three times the individual's "base amount" (generally, such participant's average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

         Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Code Section 162(m) denies a deduction to publicly-held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a NSO or the disqualifying disposition of stock purchased pursuant to an ISO). In general, the Company intends for stock options granted under the 1999 Plan to qualify for the performance-based compensation exception to Code Section 162(m).

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the Company's 1999 Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                PROPOSAL NO. 4: SELECTION OF INDEPENDENT AUDITORS

         Since 1992, the firm of Ernst & Young LLP, independent auditors, has examined and reported on the financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company for the fiscal year ending December 31, 1999.

         During the year ended December 31, 1998, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, and certain accounting advisory services. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

         Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. If the appointment is not approved, the Board of Directors will select other independent accountants.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to ratify the appointment of Ernst & Young LLP as independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                            PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than December 1, 1999 to be included in the Company's Proxy Statement and form of proxy related to that meeting.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board of Directors, no matters are to be brought to the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED:  April 30, 1999
        Bartonville, Texas

                                                                       EXHIBIT 1


                             THE UNIMARK GROUP, INC.

                             1999 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE I
     DEFINITIONS.......................................................................1

ARTICLE II
     THE PLAN..........................................................................3
         2.1   Name....................................................................3
         2.2   Purpose.................................................................3
         2.3   Effective Date..........................................................3
         2.4   Eligibility to Participate..............................................3
         2.5   Shares Subject to the Plan..............................................4
         2.6   Maximum Number of Plan Shares...........................................4
         2.7   Options and Stock Granted Under Plan....................................4
         2.8   Conditions Precedent....................................................4
         2.9   Reservation of Shares of Common Stock...................................5
         2.10  Tax Withholding.........................................................5
         2.11  Exercise of Options.....................................................6
         2.12  Acceleration in Certain Events..........................................6
         2.13  Written Notice Required.................................................7
         2.14  Compliance with Securities Laws.........................................7
         2.15  Employment or Service of Optionee.......................................7
         2.16  Rights of Optionees Upon Termination of Employment or Service...........8
         2.17  Transferability of Options..............................................9
         2.18  Information to Optionees...............................................10

ARTICLE III
     ADMINISTRATION...................................................................10
         3.1   Committee..............................................................10
         3.2   Appointment of Committee...............................................10
         3.3   Majority Rule; Unanimous Written Consent...............................10
         3.4   Company Assistance.....................................................10

ARTICLE IV
     INCENTIVE STOCK OPTIONS..........................................................11
         4.1   Terms and Conditions...................................................11
         4.2   Duration of Options....................................................11
         4.3   Purchase Price.........................................................11
         4.4   Maximum Amount of Options First Exercisable in Any Calendar Year.......11
         4.5   Individual Option Agreements...........................................11

                                                                                     PAGE
                                                                                     ----
ARTICLE V
     NONQUALIFIED STOCK OPTIONS.......................................................12
         5.1   Option Terms and Conditions............................................12
         5.2   Duration of Options....................................................12
         5.3   Purchase Price.........................................................12
         5.4   Individual Option Agreements...........................................12

ARTICLE V
     TERMINATION, AMENDMENT, AND ADJUSTMENT...........................................12
         6.1   Termination and Amendment..............................................12
         6.2   Adjustments............................................................13

ARTICLE VI
     MISCELLANEOUS....................................................................13
         7.1   Other Compensation Plans...............................................13
         7.2   Plan Binding on Successors.............................................13
         7.3   Number and Gender......................................................13
         7.4   Headings...............................................................13
         7.5   Choice of Law..........................................................13

                             THE UNIMARK GROUP, INC.
                             1999 STOCK OPTION PLAN


                                    ARTICLE I
                                   DEFINITIONS

         As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         1.1 "Advisor" means any person performing services for the Company or any Subsidiary of the Company, with or without compensation, to whom the Company chooses to grant Options under the Plan, provided that bona fide services are rendered by such person and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

         1.2 "Board" means the Board of Directors of the Company.

         1.3 "Cause" means conviction of a crime involving moral turpitude or a crime providing for a term of imprisonment in a federal or state penitentiary; failure or refusal to follow reasonable instructions of the Board; failure or refusal to comply with the reasonable policies, standards and regulations of the Company, which from time to time may be established; failure or refusal to faithfully and diligently perform the usual customary duties of his employment or service; acting in an unprofessional, unethical, immoral or fraudulent manner; acting in a manner which discredits or is detrimental to the reputation, character and standing of the Company or a Subsidiary; or the commission of any other act that causes or reasonably may be expected to cause substantial injury to the Company.

         1.4 "Code" means the Internal Revenue Code of 1986, as amended.

         1.5 "Committee" means the Committee appointed in accordance with
Section 3.1.

         1.6 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

         1.7 "Company" means The UniMark Group, Inc., a Texas corporation, or one or more of its Subsidiaries.

         1.8 "Director" means a member of the Board.

         1.9 "Effective Date" means ________________, 1999.

         1.10 "Employee" means an employee (as defined in Section 3401(c) of the Code and the Treasury regulations thereunder) of the Company or any Subsidiary that adopts the Plan, including an Officer.

         1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.13 "Fair Market Value" means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the last reported sales price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on the basis of the mean between the closing bid and asked quotations for such Common Stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

         1.14 "Incentive Stock Option" means an Option granted pursuant to
Article IV.

         1.15 "Nonemployee Director" means a member of the Board who is not an Officer or Employee; provided, however, that, as used in Section 3.1, the term "Non-Employee Director" shall have the meaning given to that term in Rule 16b-3.

         1.16 "Nonqualified Stock Option" means an Option granted pursuant to
Article V.

         1.17 "Officer" means an officer of the Company or any Subsidiary of the Company.

         1.18 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         1.19 "Optionee" means an Employee, Nonemployee Director or Advisor to whom an Option has been granted hereunder.

         1.20 "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

         1.21 "Permanent Disability" has the same meaning as that provided in
Section 22(e)(3) of the Code.

         1.22 "Plan" means The UniMark Group, Inc. 1999 Stock Option Plan, as amended from time to time.

         1.23 "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.

         1.24 "Retirement" occurs when an Optionee terminates his relationship with the Company or a Subsidiary on or after the date the Optionee (a) turns 65 years old or (b) turns 55 years old and has completed ten (10) years of service with the Company or a Subsidiary as otherwise determined by the Board.

         1.25 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

         1.26 "Securities Act" means the Securities Act of 1933, as amended.

         1.27 "Subsidiary" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

         1.28 "Tax Date" means the date on which the amount of tax to be withheld required to be determined pursuant to the Code.


                                   ARTICLE II
                                    THE PLAN

         2.1 Name. This Plan shall be known as the "The UniMark Group, Inc. 1999 Stock Option Plan."

         2.2 Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to its Employees, Nonemployee Directors and Advisors Options to purchase Common Stock of the Company. The Plan is designed to help the Company and its Subsidiaries attract and retain superior personnel for positions of substantial responsibility and to provide Employees, Nonemployee Directors and Advisors with an additional incentive to contribute to the success of the Company. The Company intends that Incentive Stock Options granted pursuant to Article IV shall qualify as "incentive stock options" within the meaning of Section 422 of the Code.

         2.3 Effective Date. The Plan shall become effective upon the Effective Date subject to the approval of the Plan by the Company's shareholders.

         2.4 Eligibility to Participate. Any Employee, Nonemployee Director or Advisor shall be eligible to participate in the Plan. Subject to the provisions of Section 5.5, the Committee may grant Options in accordance with such determinations as the Committee from time to time in its sole discretion shall make, provided that Incentive Stock Options may be granted only to persons who are Employees.

         2.5 Shares Subject to the Plan. The shares of Common Stock to be issued pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.

         2.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 6.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock which may be optioned, sold, granted, or otherwise issued under the Plan shall initially be 500,000 which amount may, at the discretion of the Board, be increased from time to time to a number such that the number of Plan Shares available for issuance pursuant to Options to be granted pursuant to this Plan equals 10% of the total number of shares of Common Stock of the Company and shares of any other class of common stock of the Company outstanding from time to time; provided however, subject to adjustment under Section 6.2 of the Plan, the number of shares of Common Stock which may be optioned, sold, granted, or otherwise issued under the Plan shall never be less than 500,000. Notwithstanding the foregoing, subject to adjustment under Section 6.2 of the Plan, no more than 500,000 Plan Shares will be available for the granting of Incentive Stock Options under the Plan. Subject to adjustment pursuant to the provisions of Section 6.2, the maximum aggregate number of shares of Common Stock with respect to which Options may be granted during the term of the Plan shall not exceed 1,500,000 shares. The maximum aggregate number of shares of Common Stock with respect to which Options during the term may be granted to any Optionee during the term of the Plan shall not exceed ten percent (10%) of the shares eligible for issuance under the Plan.

         2.7 Options and Stock Granted Under Plan. Plan Shares with respect to which an Option shall have been exercised shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

         2.8 Conditions Precedent. The Company shall not issue any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                  (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                  (b) The completion of any registration or other qualification of the offer or sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

         2.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the non-issuance of Plan Shares as to which the requisite authority shall not have been obtained.

         2.10 Tax Withholding.

              (a) Condition Precedent. The issuance of Plan Shares pursuant to the exercise of any Option under the Plan is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

              (b) Manner of Satisfying Withholding Obligation. When an Optionee is required by the Committee to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the Optionee having a Fair Market Value on the Tax Date equal to the amount required to be withheld, (iv) through the withholding by the Company of a portion of the Plan Shares acquired upon the exercise of the Options having a Fair Market Value on the Tax Date equal to the amount required to be withheld or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.

              (c) Notice of Disposition of Stock Acquired Pursuant to Incentive Stock Options. The Company may require as a condition to the issuance of Plan Shares covered by any Incentive Stock Option that the party exercising such Option give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he shall report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state or local withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Plan Shares covered by an Incentive Stock Option that the party exercising such Option give a satisfactory written representation promising to make such a remittance.

         2.11 Exercise of Options.

              (a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

              (b) Payment of Purchase Price. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vi) in any other form of valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

         2.12 Acceleration in Certain Events. The Committee may accelerate the exercisability of any Option in whole or in part at any time. Notwithstanding the provisions of any Option Agreement, the following provisions shall apply:

              (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving Company, all Options shall become immediately exercisable with respect to the full number of shares subject to such Options during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Options are otherwise terminated in accordance with their provisions or the provisions of this Plan, whichever occurs first; provided that no Option will be immediately exercisable under this Section on account of any agreement of merger or other reorganization when the shareholders of the Company immediately before the consummation of the transaction will own at least fifty percent (50%) of the total combined voting power of all the classes of the stock entitled to vote of the surviving entity immediately after the consummation of the transaction. An Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company shall survive.

              (b) Change in Control. In the event of a change in control or threatened change in control of the Company after the completion of an initial public offering of the Company's Common Stock, all Options granted prior to the change in control or threatened change in control shall become immediately exercisable. A "change in control" will be deemed to have occurred for purposes hereof (i) upon the occurrence of a change of stock ownership of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act, and any successor Item of a similar nature; or (ii) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of the Company representing 33% or more of the combined voting power of the Company's then outstanding securities; or (iii) upon a change during any period of two (2) consecutive years of a majority of the members of the Board for any reason, unless the election, or the nomination for election by the Company's shareholders, of each director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period; provided that a change in control will not be deemed to have occurred for purposes hereof with respect to any person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act.

         2.13 Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 2.11.

         2.14 Compliance with Securities Laws. Plan Shares shall not be issued with respect to any Option unless the issuance and delivery of the Plan Shares (and the exercise of an Option, if applicable) shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act, the rules and regulations promulgated thereunder, and (ii) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to the exercise of an Option restricting their transfer as required by law or this Section.

         2.15 Employment or Service of Optionee. Nothing in the Plan or in any Option granted hereunder shall confer upon any Employee any right to continued employment by the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment. Nothing in the Plan or in any Option granted hereunder shall confer upon any Nonemployee Director or Advisor any right to continued service as a Nonemployee Director or Advisor of the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that service.

         2.16 Rights of Optionees Upon Termination of Employment or Service. In the event an Optionee ceases to be an Employee, Nonemployee Director or Advisor for any reason other than death, Retirement, Permanent Disability, for Cause or upon providing certain required notice of termination prior to an annual anniversary of an Employee's employment agreement with the Company, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Option, in its sole discretion, and (ii) such Optionee's Option shall be exercisable (to the extent exercisable on the date of termination of employment or rendition of services, or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) at any time within three (3) months after the date of termination of employment or rendition of services, unless by its terms the Option expires earlier or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. In the event an Optionee ceases to serve as an Employee, Nonemployee Director or Advisor due to death, Permanent Disability, Retirement, for Cause or upon providing certain required notice of termination prior to an annual anniversary of an Employee's employment agreement with the Company, an Optionee's Options may be exercised as follows:

              (a) Death. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while serving as an Employee, Nonemployee Director or Advisor or within three (3) months after ceasing to be an Employee, Nonemployee Director or Advisor, his Option shall become fully exercisable on the date of his death and shall expire twelve (12) months thereafter, unless by its terms it expires sooner or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

              (b) Retirement. If an Optionee ceases to serve as an Employee, Nonemployee Director or Advisor as a result of Retirement, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Option, in its sole discretion, and (ii) such Optionee's Option shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) at any time within three (3) months after the effective date of such Retirement, unless by its terms the Option expires earlier or unless, with respect to a

         Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term.

              (c) Disability. If an Optionee ceases to serve as an Employee, Nonemployee Director or Advisor as a result of Permanent Disability, the Optionee's Option shall become fully exercisable and shall expire twelve (12) months thereafter, unless by its terms it expires sooner or, unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to extend the term of such Nonqualified Stock Option; provided that the term of any Option shall not be extended beyond its initial term.

              (d) Cause. If an Optionee ceases to be employed by the Company or a Subsidiary or ceases to serve as a Nonemployee Director or Advisor because the Optionee's relationship with the Company or a Subsidiary is terminated for Cause, the Optionee's Options shall automatically expire on the date of such termination. If any facts that would constitute Cause for termination or removal of an Optionee are discovered after the Optionee's relationship with the Company has ended, any Options then held by the Optionee may be immediately terminated by the Committee. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement with the Company or a Subsidiary, the Optionee's relationship with the Company or a Subsidiary shall be deemed terminated for Cause for purposes of the Plan only if the Optionee is considered under the circumstances to have been terminated "for cause" for purposes of such written agreement or the Optionee voluntarily ceases to be an Employee in breach of such Optionee's employment agreement with the Company or a Subsidiary.

              (e) Notice. If an Optionee's employment agreement with the Company or a Subsidiary is terminated by either the Company, a Subsidiary or the Optionee by providing certain required notices of termination prior to an annual anniversary of such Optionee's employment agreement, the Options that are vested as of the date of termination shall remain exercisable for a period of twelve (12) months (three (3) months if Incentive Stock Options) after the date of termination and shall expire at the end of such twelve (12) month period (three (3) month period if Incentive Stock Options).

         2.17 Transferability of Options. Except as may be agreed upon by the committee in accordance with the following paragraph, Options shall not be transferable other than by will or the laws of descent and distribution or, with respect to Nonqualified Stock Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and, with respect to Incentive Stock Options, may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative. The designation by an Optionee of a beneficiary shall not constitute a transfer of the Option.

         The Committee may, in its discretion, provide in an Option Agreement that Nonqualified Stock Options granted hereunder may be transferred by the Optionee to members of his immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

         2.18 Information to Optionees. The Company shall furnish to each Optionee a copy of the annual report, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

                                   ARTICLE III
                                 ADMINISTRATION

         3.1 Committee. Subject to Section 3.2, the Plan shall be administered by a Committee of not fewer than two members of the Board; provided, however that the entire Board may exercise the functions of the Committee at any time. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the Employees, Nonemployee Directors, and Advisors to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan.

         3.2 Appointment of Committee. The Committee shall be appointed by the Board; provided that the Board may remove any Committee member, with or without cause.

         3.3 Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

         3.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Employees, Nonemployee Directors, and Advisors, their employment, death, Retirement, Permanent Disability, or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE IV
                             INCENTIVE STOCK OPTIONS

         4.1 Terms and Conditions. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

         4.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire earlier than one (1) year or later than ten (10) years after the date on which the Option is granted; provided, however, in the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or affiliate thereof within the meaning of Section 422 of the Code, the Option must not be exercisable after the expiration of five (5) years from the date of its grant. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

         4.3 Purchase Price. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option; provided, however, in the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or affiliate thereof within the meaning of Section 422 of the Code, the purchase price for the Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted and the Option must not be exercisable after the expiration of five (5) years from the date of its grant.

         4.4 Maximum Amount of Options First Exercisable in Any Calendar Year. The aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and affiliates shall not exceed $100,000. Any portion of an Option granted under the Plan in excess of the foregoing limit shall be considered granted pursuant to
Article V.

         4.5 Individual Option Agreements. Each Employee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Employee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

                                    ARTICLE V
                           NONQUALIFIED STOCK OPTIONS

         5.1 Option Terms and Conditions. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.

         5.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than ten (10) years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

         5.3 Purchase Price. The Committee may elect to grant Options pursuant to this Article at an exercise price less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

         5.4 Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

         5.5 Automatic Grants of Options to Nonemployee Directors. Each Nonemployee Director shall automatically be granted a Nonqualified Stock Option to purchase 20,000 shares of Common Stock upon initial election or appointment to the Board. Each Nonemployee Director will receive a Nonqualified Stock Option to purchase 5,000 shares of Common Stock on the date of each annual meeting of shareholders of the Company subsequent to his initial election as a director. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option received by Nonemployee Directors shall be the Fair Market Value of the Plan Shares on the date of grant of such Option. Each Option shall become exercisable on the first anniversary of the date of grant of such Option. Each Option shall expire on the day prior to the tenth anniversary of the date of grant of such Option, unless otherwise specified herein.

                                   ARTICLE VI
                     TERMINATION, AMENDMENT, AND ADJUSTMENT

         6.1 Termination and Amendment. The Plan shall terminate on April 30, 2009. No Option shall be granted under the Plan after that date of termination. The Board may at any time terminate or amend the Plan or any provision of the Plan. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option has been granted, adversely affect the rights of such Optionee under such Option nor may any amendment be made without the prior approval of the Company's shareholders if such amendment would:

              (a) increase the number of shares of Common Stock that may be issued pursuant to the Plan as provided in Section 6.2;

              (b) change the designation or class of Employees eligible for participation in the Plan; or

              (c) require approval of the Company's shareholders under any applicable law, regulation or stock exchange rule.

provided that prior approval of the Company's shareholders with respect to the foregoing shall be required only to the extent required by any statutory law, regulation or stock exchange rule.

         6.2 Adjustments. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Option may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

         7.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any Subsidiary or affiliate of the Company that adopts the Plan.

         7.3 Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

         7.4 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

         7.5 Choice of Law. The Plan shall be governed and construed in accordance with the laws of the State of Texas.

         PROXY SOLICITED BY THE UNIMARK GROUP, INC.'S BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           OF THE UNIMARK GROUP, INC.

         The undersigned hereby (a) acknowledges receipt of Notice of Annual Meeting of Shareholders to be held at Omni Dallas Hotel Park West, 1590 LBJ Freeway, Dallas, Texas 75234, on July 6, 1999, at 10:00 a.m. (Dallas, Texas
Time) and the Proxy Statement in connection therewith, each dated April 30, 1999, (b) appoints each of Soren Bjorn and Charles Horne the proxy and attorney-in-fact for the undersigned, with full power of substitution, (c) authorizes the Proxies to represent and vote on behalf of the undersigned, as designated below, at the Annual Meeting of Shareholders and at any adjournments or postponements thereof, all shares of the Common Stock, $.01 par value, of The UniMark Group, Inc. (the "Company") standing in the name of the undersigned or which the undersigned may be entitled to vote and (d) revokes any proxies heretofore given.

1. AMENDMENT TO COMPANY'S ARTICLES OF INCORPORATION -- Approval of the amendment to the Company's Articles of Incorporation which changes the Company's name to "Sunfresh, Inc.".

         For               [ ]
         Against           [ ]
         Abstain           [ ]

2. ELECTION OF DIRECTORS -- Nominees: Rafael Vaquero Bazan, Eduardo Vaquero Bazan, Fernando Camacho Casas, Jakes Jordaan, Jose Martinez Brohez, Federico Chavez Peon, Luis A. Chico Pardo, Jose I. De Abiega Pons, Soren Bjorn, Jerry W. Johnson

         For All                    [ ]
         Withhold All               [ ]
         For All Except             [ ]


                  (Except Nominee(s) written above)



               PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

              (please sign and date this card on the reverse side)

3.       1999 STOCK OPTION PLAN -- Approval of the Company's 1999 Stock Option
         Plan.

         For               [ ]
         Against           [ ]
         Abstain           [ ]

4. RATIFICATION OF INDEPENDENT AUDITOR -- Approval of the proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

         For               [ ]
         Against           [ ]
         Abstain           [ ]


                                      This proxy when properly executed will be voted as specified. If no specification is indicated this proxy will be voted for the adoption and approval of Proposals 1, 2, 3 and 4, and on any other business, in the disposition of the Proxies.


                                      Dated: _______________, 1999

                                      Signature(s): ______________________

IMPORTANT. Please date and sign               When shares are held by joint
           exactly as the name                tenants, both should sign. When
           appears below.                     signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                             YOUR VOTE IS IMPORTANT!

               PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.